Exhibit (a)(18)

MORGAN STANLEY INSTITUTIONAL LIQUIDITY FUNDS

INSTRUMENT ESTABLISHING AND DESIGNATING

ADDITIONAL SERIES OF SHARES

WHEREAS, Morgan Stanley Institutional Liquidity Funds (the “Trust”) was established by the Declaration of Trust dated February 13, 2003, as amended from time to time (the “Declaration”), under the laws of the Commonwealth of Massachusetts; and

WHEREAS, Section 6.9(h) of the Declaration provides that the establishment and designation of any additional series of shares shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of such series, or as otherwise provided in such instrument, which instrument shall have the status of an amendment to the Declaration; and

WHEREAS, the Trustees of the Trust have established and designated seven series of shares (the “Existing Series”); and

WHEREAS, the Trustees of the Trust have deemed it advisable to establish and designate one additional series of shares to be known as the “Stablecoin Reserves Portfolio,” such change to be effective on December 4, 2025;

NOW, THEREFORE:

1.	Pursuant to Section 6.9(h) of the Declaration, there is hereby established and designated one additional series of shares, to be known as the Stablecoin Reserves Portfolio, which shall be subject to the relative rights, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in the Declaration with respect to the Existing Series.

2.	The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

3.	The undersigned hereby certify that this instrument has been duly adopted in accordance with the provisions of the Declaration.

4.	This instrument may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 4th day of December 2025.

/s/ Frank L. Bowman Frank L. Bowman, as Trustee, and not individually c/o Morgan, Lewis and Bockius LLP Counsel to the Independent Trustees One State Street Hartford, CT 06103	/s/ Kathleen A. Dennis Kathleen A. Dennis, as Trustee, and not individually c/o Morgan, Lewis and Bockius LLP Counsel to the Independent Trustees One State Street Hartford, CT 06103
/s/ Nancy C. Everett Nancy C. Everett, as Trustee, and not individually c/o Morgan, Lewis and Bockius LLP Counsel to the Independent Trustees One State Street Hartford, CT 06103	/s/ Jakki L. Haussler Jakki L. Haussler, as Trustee, and not individually c/o Morgan, Lewis and Bockius LLP Counsel to the Independent Trustees One State Street Hartford, CT 06103
/s/ Dr. Manuel H. Johnson Dr. Manuel H. Johnson, as Trustee, and not individually c/o Johnson Smick International, Inc. 220 I St. NE, Suite 200 Washington, D.C. 20002	/s/ Michael F. Klein Michael F. Klein, as Trustee, and not individually c/o Morgan, Lewis and Bockius LLP Counsel to the Independent Trustees One State Street Hartford, CT 06103
/s/ Patricia A. Maleski Patricia A. Maleski, as Trustee, and not individually c/o Morgan, Lewis and Bockius LLP Counsel to the Independent Trustees One State Street Hartford, CT 06103	/s/ W. Allen Reed W. Allen Reed, as Trustee, and not individually c/o Morgan, Lewis and Bockius LLP Counsel to the Independent Trustees One State Street Hartford, CT 06103
/s/ Frances L. Cashman Frances L. Cashman, as Trustee, and not individually c/o Morgan, Lewis and Bockius LLP Counsel to the Independent Trustees One State Street Hartford, CT 06103	/s/ Eddie A. Greer Eddie A. Grier, as Trustee, and not individually c/o Morgan, Lewis and Bockius LLP Counsel to the Independent Trustees One State Street Hartford, CT 06103
/s/ Richard G. Gould III Richard G. Gould III, as Trustee, and not individually c/o Morgan, Lewis and Bockius LLP Counsel to the Independent Trustees One State Street Hartford, CT 06103